UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  April 30, 2008

United Online, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21301 Burbank Boulevard

Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code  (818) 287-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act      (17 CFR 240.14d-2(b))

☐            Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act    (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement.

                On April 30, 2008, United Online, Inc., a Delaware corporation (“UOL”), and its indirect wholly owned subsidiary, UNOLA Corp., a Delaware corporation (“Merger Sub” and, together with UOL, “Purchasers”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with FTD Group, Inc., a Delaware corporation (“FTD”). The Merger Agreement provides that, upon the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into FTD (the “Merger”), and FTD will continue as the surviving corporation in the Merger as an indirect wholly owned subsidiary of UOL.  The Merger, the Merger Agreement and the transactions contemplated thereby have been unanimously approved by the Boards of Directors of UOL and FTD.

                At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of FTD’s common stock, par value $0.01 per share (“FTD Common Stock”), will be automatically converted into the right to receive 0.4087 shares of the common stock of UOL, $0.0001 par value per share (“UOL Common Stock”), $3.31 principal amount of UOL 13% senior secured notes due 2013 (“UOL Notes”) and $7.34 in cash (the “Cash Consideration”, and together with UOL Common Stock and UOL Notes, the “Merger Consideration”) for a total value of $15.08 based on UOL’s closing stock price of $10.83 on April 29, 2008, the last trading date prior to the announcement of the contemplated transaction.  Under the terms of the Merger Agreement related to UOL obtaining additional financing (“Additional Financing”), UOL may elect to increase the Cash Consideration by $2.81 to $10.15 in full substitution of the UOL Notes for a total value of $14.58 per share of FTD Common Stock (the “Adjusted Merger Consideration”) based on UOL’s closing stock price of $10.83 on April 29, 2008 (the “Merger Consideration Adjustment”).  Furthermore, in the event that an initial public offering of the capital stock of Classmates Media Corporation (“Classmates IPO”), a wholly owned subsidiary of UOL (“CMC”), is consummated prior to the date the definitive proxy/prospectus is mailed to the stockholders of FTD and UOL has not proceeded with the Additional Financing described above, UOL will increase the Cash Consideration by either, at its option, (x) $2.81 or (y) $1.405, in substitution of (i) in the case of clause (x), the full principal amount of the UOL Notes, or (ii) in the case of clause (y), in substitution of a principal amount of the UOL Notes equal to $1.655.  No fractional shares of UOL Common Stock or UOL Notes with a denomination less than $1.00 will be issued in connection with the Merger, and holders of FTD Common Stock will be entitled to receive cash in lieu thereof.

                Each vested and unvested option to purchase shares of FTD Common Stock that is outstanding immediately prior to the Effective Time (“FTD Option”) will be canceled and converted into the right to receive for each share of FTD Common Stock subject to such FTD Option, the Merger Consideration minus the applicable exercise price, which will be allocated between cash, UOL Common Stock and UOL Notes in proportion to the value that the cash, UOL Common Stock and UOL Notes comprise of the Merger Consideration.  In the case of a Merger Consideration Adjustment, each FTD Option will be canceled and converted into the right to receive for each share of FTD Common Stock subject to such FTD Option, the Adjusted Merger Consideration minus the applicable exercise price, which will be allocated between cash and UOL Common Stock in proportion to the value that the cash and UOL Common Stock comprise of the Adjusted Merger Consideration.  Each unvested restricted share of FTD Common Stock (other than shares held by one executive officer depending on the timing of the consummation of the Merger) (“Restricted Stock”) will become vested immediately prior to the Effective Time and each vested share of Restricted Stock will be automatically converted into the right to receive the Merger Consideration or the Adjusted Merger Consideration, if applicable, at the Effective Time.  Furthermore, the Merger Consideration to be paid to holders of Company Options and holders of Restricted Stock will be adjusted in the event of a Classmates IPO in accordance with the preceding paragraph.

                UOL and FTD have made customary representations, warranties and covenants in the Merger

Agreement, and the consummation of the Merger is subject to (i) FTD’s stockholders approving the Merger, (ii) the expiration or termination of the Hart-Scott-Rodino Antirust Improvements Act waiting period, (iii) UOL receiving the proceeds of the financing pursuant to a financing commitment letter from Wells Fargo Bank, National Association (“Wells Fargo”) for an aggregate amount of up to $450.0 million and, if applicable, the proceeds of any Additional Financing if FTD has approved such Additional Financing within five business days after FTD’s receipt from UOL of a written notice and binding commitment letters related to such Additional Financing, (iv) FTD’s Closing Net Debt (as defined below) not exceeding $286.0 million as of the close of business on the day immediately preceeding the date of closing and (v) other customary closing conditions.  In addition, substantially concurrently with the closing, UOL has agreed to cause the covenant defeasance of FTD’s 7.75% senior subordinated notes due 2014 (“FTD Notes”) or, in UOL’s discretion, fund the purchase of all the FTD Notes pursuant to a tender offer and consent solicitation by FTD and cause the covenant defeasance of any such FTD Notes not so acquired in such tender offer (the “Refinancing”).  Under the Merger Agreement, “Closing Net Debt” means the difference between (A) the sum of (i) the aggregate balance sheet amount of all Indebtedness (as defined in the First Amended and Restated Credit Agreement, dated as of August 7, 2006, among FTD, Inc., the lenders party thereto and Wells Fargo, as administrative agent (the “Credit Agreement”) of FTD and its subsidiaries determined on a consolidated basis in accordance with United States generally accepted accounting principals as of the close of business on the day immediately preceding the date of closing, (ii) accrued but unpaid interest in respect of such Indebtedness as of the close of business on the day immediately preceding the date of closing and (iii) the Letter of Credit Usage (as defined in the Credit Agreement) as of the close of business on the day immediately preceding the date of closing) (excluding letters of credit used solely to purchase inventory in the ordinary course of business consistent with past practices) and (B) the aggregate amount of cash of FTD that is available to repay the amounts referenced in clause (A) above as of the close of business on the day immediately preceding the date of closing.

                The Merger Agreement contains certain termination rights for both UOL and FTD.  Upon termination of the Merger Agreement under specified circumstances, FTD may be obligated to pay UOL a termination fee of $11.75 million or UOL’s expenses incurred in connection with the contemplated transaction up to $3.75 million.

UOL intends to finance the Merger with a combination of debt, equity and cash of UOL.  The debt financing is expected to consist of senior secured credit facilities (the “Credit Facilities”) in an aggregate principal amount of up to $450 million, at FTD, to be provided by Wells Fargo and the issuance by UOL of the UOL Notes.

The UOL Notes will be secured by a pledge of the stock of CMC and guaranteed by all of UOL’s domestic subsidiaries other than FTD, FTD’s direct parent and FTD’s subsidiaries.  The UOL Notes will be issued pursuant to an indenture on the terms described in the Description of Notes attached to the Merger Agreement.

Pursuant to a commitment letter dated April 30, 2008 (the “Commitment Letter”), with UOL, Wells Fargo has committed to provide the Credit Facilities, consisting of (i) a term loan A facility of up to $175 million, (ii) a term loan B facility of up to $200 million and (iii) a revolving credit facility of up to $75 million.  Loans will bear interest at either LIBOR or the base rate, in each case, plus a certain margin.  The Credit Facilities will be secured by substantially all of FTD’s and its domestic subsidiaries’ assets and the stock of FTD directly owned by subsidiaries of UOL after giving effect to the Merger.

Wells Fargo’s commitment is subject to the satisfaction of certain conditions, including, among other things, the execution of satisfactory documentation, its receipt of periodic financial statements of FTD, the satisfaction of the conditions in the Merger Agreement that are material to the interests of the lenders under the Credit Facilities, the achievement by FTD of at least $97.5 million of adjusted EBITDA for the most recently completed trailing 12 month period for which financial statements are available and the consummation of the Refinancing and the repayment of FTD’s existing senior secured credit facility.  The Commitment Letter terminates on the earlier to occur of (i) the closing of the Merger without the use of the Credit Facilities, (ii) the termination of the Merger Agreement, or (iii) the close of business on October 30, 2008.

                In connection with the transactions contemplated by the Merger Agreement, affiliates of Leonard Green & Partners, L.P. (“Leonard Green”) entered into a voting and support agreement (the “Voting Agreement”) with UOL.  As of April 30, 2008, Leonard Green beneficially owned 9,276,795 shares of FTD Common Stock, representing approximately 31.1% of the outstanding FTD Common Stock.  Pursuant to the Voting Agreement, Leonard Green has agreed, among other things, to vote such shares in favor of the adoption and approval of the Merger Agreement and the Merger.  Leonard Green’s obligation to vote in favor of the adoption and approval of the Merger Agreement and the Merger will be suspended during certain specified circumstances, and the Voting Agreement will terminate if the Merger Agreement is terminated.

                The foregoing descriptions of the Merger Agreement, the Voting Agreement and the Commitment Letter, which are attached hereto as Exhibits 2.1, 10.1 and 10.2, respectively, are qualified in their entirety by reference to the text thereof and are incorporated herein by reference.

Cautionary Statements

                The Merger Agreement has been included to provide investors with information regarding its terms.  Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

                The Merger Agreement contains representations and warranties made by the parties to each other regarding certain matters.  The assertions embodied in the representations and warranties are as of specific dates and are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement.  The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties.  Moreover, certain representations and warranties may not be complete or accurate as of a particular date because they are subject to a contractual standard of materiality and/or were used for the purpose of allocating risk among the parties rather than establishing certain matters as facts.  Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in UOL’s or FTD’s public disclosures.  Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Additional Information and Where You Can Find It

                UOL intends to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4, which will include a proxy statement/prospectus of UOL and FTD and other relevant materials in connection with the proposed transaction.  The proxy statement/prospectus will be mailed to the stockholders of FTD.  Investors and stockholders are urged to read the proxy statement/prospectus and Registration Statement, and any and all amendments or supplements thereto, when they become available because they will contain important information about the proposed transaction.  Investors and stockholders may obtain a free copy of the proxy statement/prospectus and Registration Statement (when available), as well as other documents filed by UOL and FTD with the SEC, at the SEC’s website at www.sec.gov.  Investors and stockholders may also obtain a free copy of the proxy statement/prospectus and Registration Statement and the respective filings with the SEC directly from UOL by directing a request to Erik Randerson at (818) 287-3350 and directly from FTD by directing a request to Jandy Tomy at (630) 724-6984.

                Each of the companies’ directors and executive officers and other persons may be deemed, under SEC rules, to be participating in the solicitation of proxies in connection with the proposed transaction.  Information regarding UOL’s directors and officers can be found in its proxy statement filed with the SEC on April 29, 2008, and information regarding FTD’s directors and officers can be found in its proxy statement filed with the SEC on October 11, 2007.  Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interest in the transaction, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC.

Item 9.01.                                          Financial Statements and Exhibits

                (d)           Exhibits.

Exhibit No.	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of April 30, 2008, by and among United Online, Inc., UNOLA Corp. and FTD Group, Inc.

10.1	Voting and Support Agreement, dated April 30, 2008, by and among United Online, Inc., Green Equity Investors IV, L.P. and FTD Co-Investment, LLC.

10.2	Commitment Letter, dated April 30, 2008, from Wells Fargo Bank, National Association, to United Online, Inc.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2008

UNITED ONLINE, INC.

	By:	/s/ Scott H. Ray
Name: Scott H. Ray
Title: Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 30, 2008, by and among United Online, Inc., UNOLA Corp. and FTD Group, Inc.

10.1	Voting and Support Agreement, dated April 30, 2008, by and among United Online, Inc., Green Equity Investors IV, L.P. and FTD Co-Investment, LLC.

10.2	Commitment Letter, dated April 30, 2008, from Wells Fargo Bank, National Association, to United Online, Inc.